UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 11, 2006

VERINT SYSTEMS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-49790	11-3200514
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 South Service Road, Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 962-9600

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On December 11, 2006, Verint Systems Inc. (NASDAQ: VRNT) (the “Company” or “Verint”) issued a press release, attached to this Current Report on Form 8-K as Exhibit 99.1, reporting record sales of approximately $95,161,000 for the third quarter of fiscal 2006, ended October 31, 2006, an increase of approximately 21.6% compared with $78,238,000 in sales for the third quarter of fiscal 2005. Verint also announced that its sales increased approximately 3.1% sequentially, compared with $92,258,000 for the second quarter of fiscal 2006.

A copy of a press release relating to the foregoing is attached hereto as Exhibit 99.1 and is incorporated in this Item 2.02 by reference.

The foregoing information (including exhibit 99.1 hereto) is being furnished under “Item 2.02 Results of Operations and Financial Condition” and “Item 7.01 Regulation FD Disclosure.” Such information (including the exhibit hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

The filing of this Report and the furnishing of the information pursuant to Items 2.02 and 7.01 (including the exhibit hereto) do not mean that such information is material or that disclosure of such information is required.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Verint has notified The Nasdaq Stock Market that it will not timely file its Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2006 and, accordingly, Verint expects to receive an additional Staff Determination Letter from The Nasdaq Stock Market indicating that the delay in the filing of the Form 10-Q could serve as an additional basis for the delisting of Verint’s securities from Nasdaq, under Nasdaq Marketplace Rule 4310(c)(14).

As previously disclosed, on September 18, 2006, Verint Systems Inc. announced that the Company has been informed by The Nasdaq Stock Market that the Nasdaq Listing and Hearing Council had stayed the delisting of the Company’s securities pending further review by the Listing Council.

The Listing Council, acting pursuant to its discretionary authority under Marketplace Rule 4807(b), granted this stay pursuant to a request by the Company to call for the Listing Council to review and stay the August 18, 2006 decision by the Nasdaq Listing Qualifications Panel to delist the Company’s securities unless the Company filed its delinquent Annual Report on Form 10-K for the fiscal year ended January 31, 2006, its Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2006, and the Current Report on Form 8-K/A to amend the Form 8-K dated January 9, 2006 by September 25, 2006. In addition to its request for a stay, the Company also requested that the Listing Council grant the Company a 60 day extension from the date of the decision based upon the Listing Council’s review in order for the Company to complete all of its filings.

There can be no assurance that the outcome of the Listing Council’s review will be favorable to the Company, that the Listing Council will not lift the stay as a result of the Company’s inability to timely file its Quarter Report on Form 10-Q for the fiscal quarter ended October 31, 2006, or that the Company’s securities will remain listed on The Nasdaq Stock Market.

A copy of a press release relating to the foregoing is attached hereto as Exhibit 99.1 and is incorporated in this Item 3.01 by reference.

Item 5.02 Departure Of Directors or Certain Officers; Election Of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Verint today completed its Chief Financial Officer transition from Mr. Igal Nissim to Mr. Douglas E. Robinson. Mr. Robinson succeeds Mr. Nissim as the Company’s Vice President, Chief Financial Officer and Principal Accounting Officer. Mr. Nissim will continue to work for the Company in a new corporate planning role reporting to the Chief Executive Officer. In conjunction with this transition, Mr. Nissim has resigned from the Company’s Board of Directors effective today.

Item 7.01 Regulation FD Disclosure.

See “Item 2.02 Results of Operations and Financial Condition” above.

Item 8.01 Other Events.

Verint today announced that, as a result of the ongoing investigation by the Special Committee of the Board of Directors of Comverse Technology, Inc. (“Comverse”) relating to Comverse’s stock option grants, as well as the facts and circumstances underlying the recently announced investigation by the Comverse special committee of other actual and potential accounting errors, and the potential impact, if any, of such matters on Verint’s historical financial statements, Verint has filed a Form 12b-25 with the Securities and Exchange Commission indicating that its Quarterly Report on Form 10-Q for the period ended October 31, 2006 will not be filed on its due date. Verint did not seek a 5-day filing extension because it does not believe it could file the Quarterly Report by the end of the extension period.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is furnished herewith:

Exhibit Number	Description
99.1	Press Release of Verint Systems Inc., dated December 11, 2006, announcing earnings for the third quarter of fiscal 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verint Systems Inc.

Date: December 11, 2006
	By:	/s/ Peter Fante
	Name:	Peter Fante
	Title:	General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Verint Systems Inc., dated December 11, 2006, announcing earnings for the third quarter of fiscal 2006.